UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2005

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01		23-2215075
(Commission File Number)		(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA		19512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

Approval of Long-Term Incentive Compensation Plan

On April 25, 2005, the shareholders of National Penn Bancshares, Inc., at their annual meeting of shareholders, approved the Long-Term Incentive Compensation Plan previously approved and recommended to shareholders by the National Penn Board of Directors.

The Plan will be administered by the Compensation Committee of the Board of Directors, which is comprised solely of independent outside directors of National Penn. The Plan provides for awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other incentive awards. It is intended to promote the success of National Penn by providing incentives to directors, officers and employees of National Penn and its subsidiaries that will link their personal interests to the financial success of National Penn and growth in shareholder value. A total of 4,000,000 National Penn shares may be subject to awards under the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the text of the Plan itself, which is filed in this Report as Exhibit 10.1. Additional information about the Plan is included in National Penn’s definitive proxy materials dated March 28, 2005, relating to the April 25, 2005 annual meeting of shareholders, as filed with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Alexander Rankin V retired as a director of National Penn and its principal subsidiary, National Penn Bank, effective at the annual meeting of shareholders held on April 25, 2005.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10.1	National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	April 25, 2005	By:	/s/ Wayne R. Weidner
			Name:	Wayne R. Weidner
			Title:	Chairman and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan.